Exhibit 99.1

Startek Reports Quarterly Financial Results

GREENWOOD VILLAGE, CO - May 8, 2019 - Startek, Inc. (NYSE:SRT), a global provider of customer experience management solutions, is reporting financial results for the quarter ended March 31, 2019.

Financial Results
The results presented for the quarter ended March 31, 2019 and December 31, 2018 include both Startek and Aegis financial results. As a result of the reverse acquisition accounting for the Startek and Aegis business combination on July 20, 2018, the results presented for the quarter ended March 31, 2018 include only Aegis financial results.

Total revenue for the quarter increased 2% to $161.1 million compared to $158.6 million in the quarter ended December 31, 2018, and was up 40% compared to $115.1 million in the quarter ended March 31, 2018.

Gross profit for the quarter increased 9% to $27.2 million compared to $25.1 million in the quarter ended December 31, 2018, and was up 29% compared to $21.2 million in the quarter ended March 31, 2018.

Gross margin was 16.9% during the quarter compared to 15.8% in the quarter ended December 31, 2018 and 18.4% in the quarter ended March 31, 2018.

Selling, general and administrative (SG&A) expenses were $24.1 million compared to $21.9 million in the quarter ended December 31, 2018, and $14.4 million in the year-ago quarter. As a percentage of revenue, SG&A was 14.9% compared to 13.8% in the quarter ended December 31, 2018 and 12.5% in the year-ago quarter.

Net loss attributable to Startek shareholders for the quarter was $3.3 million or $(0.09) per share, compared to a net loss of $9.7 million or $(0.26) per share in the quarter ended December 31, 2018, and a net loss of $6.2 million or $(0.30) per share in the year-ago quarter.

Adjusted EBITDA* for the quarter was $10.9 million compared to $11.4 million in the quarter ended December 31, 2018. Adjusted EBITDA* for the year-ago quarter was $12.8 million.

*A non-GAAP measure defined below.

Management Commentary
“The momentum in our business from the end of 2018 has carried into the first quarter,” said Lance Rosenzweig, president & global CEO of Startek. “While the first quarter typically takes a step back from Q4 due to seasonality, Startek managed to grow revenue during this period due to the continued ramp of both new and existing client programs across multiple geographies. We also generated a strong sequential improvement in gross margin, largely driven by our new client-centric management model and continued focus on serving high-growth verticals such as technology, financial services, next-gen retail, healthcare and travel. We have now consistently expanded margins each quarter since the business combination last year.

“Subsequent to the quarter, Startek received multiple accolades for our digital transformation efforts and CX management. In early April, we received the Top 50 Digital Edge Award from CIO Executive Council and IDG for our innovative proprietary IT helpdesk chatbot. And just last week, we were named to the 2019 Best of the Global Outsourcing 100 list by IAOP for our performance across several categories, including leadership and top innovation. Receiving these awards and being recognized as a leader in digital transformation is a major accomplishment for our team and further solidifies our position as an industry-leading CX services provider.

“As we look ahead, we will continue to focus on delivering best-in-class omnichannel solutions and implementing transformative technologies to help our clients better engage with their customers. We will also continue to reinvest in our business from a sales, marketing and technology perspective to bolster our growing pipeline and ensure we are continuously driving innovation to better serve our clients. With strong momentum at our back, we remain committed to delivering revenue growth and margin expansion in 2019.”

Conference Call and Webcast Details
Startek management will hold a conference call today at 5:00 p.m. Eastern time to discuss its quarterly financial results. The conference call will be followed by a question and answer period.

Date: Wednesday, May 8, 2019
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: (844) 239-5283
International dial-in number: (574) 990-1022
Conference ID: 8554778

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway at (949) 574-3860.

The conference call will also be broadcast live and available for replay here.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through May 15, 2019.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 8554778

About Startek
Startek is a leading global provider of business process outsourcing solutions. The company provides customer experience management, back office and technology services to corporations around the world across a range of industries. Operating under the Startek and Aegis brands, the company has more than 45,000 outsourcing experts across 54 delivery campuses worldwide that are committed to enhancing the customer experience for clients. Services include omnichannel customer care, customer acquisition, order processing, technical support, receivables management and analytics through automation, voice, chat, email, social media and IVR, resulting in superior business results for its clients. To learn more about Startek’s global solutions, please visit www.startek.com.

Forward-Looking Statements
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. As described below, such statements are subject to a number of risks and uncertainties that could cause Startek's actual results to differ materially from those expressed or implied by any such forward-looking statements. Readers are encouraged to review risk factors and all other disclosures appearing in the Company's Form 10-KT for the fiscal year ended December 31, 2018, as filed with the SEC on March 14, 2019, as well as other filings with the SEC, for further information on risks and uncertainties that could affect Startek's business, financial condition and results of operation. Copies of these filings are available from the Securities and Exchange Commission, the Company’s website or the Company’s investor relations department. Startek assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Investor Relations
Sean Mansouri, CFA or Cody Slach
Gateway Investor Relations
(949) 574-3860
investor@startek.com

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenue	$161,142	$115,095
Cost of services	133,928	93,938
Gross profit	27,214	21,157
Selling, general and administrative expenses	24,079	14,405
Restructuring and other merger related cost	1,093	6,257
Operating income (loss)	2,042	495
Interest and other expense, net	(4,814)	(5,343)
Income (loss) before income taxes	(2,772)	(4,848)
Income tax expense	385	332
Net income (loss)	$(3,157)	$(5,180)
Net income (loss) attributable to non-controlling interests	189	972
Net income (loss) attributable to Startek shareholders	$(3,346)	$(6,152)

Net loss per common share - basic and diluted	$—	$0.00
Weighted average common shares outstanding - basic and diluted	37,522,499	20,600,000

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$14,595	$16,617
Restricted cash	11,093	7,952
Trade accounts receivable, net	102,548	107,836
Prepaid expenses and other current assets	67,953	60,985
Total current assets	196,189	193,390
Property, plant and equipment, net	41,638	42,242
Right-of-use assets	76,983	—
Intangible assets, net	118,726	121,336
Goodwill	226,505	225,450
Other non-current assets	24,077	22,221
Total assets	$684,118	$604,639
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	173,273	145,358
Long term debt	149,582	152,100
Operating lease liabilities	55,016	—
Other non-current liabilities	31,413	30,808
Total liabilities	$409,284	$328,266
Equity attributable to Startek shareholders	229,203	231,017
Non-controlling interest	45,631	45,356
Total stockholders’ equity	$274,834	$276,373
Total liabilities and stockholders’ equity	$684,118	$604,639

STARTEK, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net income (loss)	$(3,157)	$(5,180)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	7,304	6,025
Provision for doubtful accounts	630	374
Share-based compensation expense	425	—
Deferred tax (benefit) / expenses	(659)	(918)
Share of profit of affiliates	(342)	(64)
Profit on sale of property, plant and equipment	(251)	—
Changes in operating assets & liabilities and other, net	(4,327)	3,521
Net cash provided by operating activities	$(377)	$3,758

Investing Activities
Purchases of property, plant and equipment	(3,495)	(2,919)
Distributions received from affiliates	—	22
Net cash used in investing activities	$(3,495)	$(2,897)

Financing Activities
(Payments) proceeds on long term debt	(1,400)	—
Proceeds from other debts, net	6,617	488
Net cash provided by financing activities	$5,217	$488
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(226)	(31)
Net (decrease) increase in cash and cash equivalents and restricted cash	1,119	1,318
Cash and cash equivalents and restricted cash at beginning of period	$24,569	$21,601
Cash and cash equivalents and restricted cash at end of period	$25,688	$22,919

STARTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURE
(In thousands)
(Unaudited)

This press release contains references to the non-GAAP financial measure of Adjusted EBITDA. Reconciliation of this non-GAAP measure to its comparable GAAP measure is included below. This non-GAAP information should not be construed as an alternative to the reported results determined in accordance with GAAP. It is provided solely to assist in an investor’s understanding of these items on the comparability of the Company’s operations.

Adjusted EBITDA:

The Company defines non-GAAP Adjusted EBITDA as Net loss plus Income tax expense, Interest and other expense, net, Depreciation and amortization expense, Restructuring and other merger related cost, Share-based compensation expense and Warrant contra revenue (if applicable). Management uses Adjusted EBITDA as a performance measure to analyze the performance of our business. Management believes that excluding these non-cash and other non-recurring items permits a more meaningful comparison and understanding of our strength and performance of our ongoing operations for our investors and analysts.

	Three Months Ended March 31,
	2019	2018
Net loss	$(3,157)	$(5,180)
Income tax expense	385	332
Interest and other expense, net	4,814	5,343
Depreciation and amortization expense	7,304	6,025
Restructuring and other merger related cost	1,093	6,257
Share-based compensation expense	425	—
Adjusted EBITDA	$10,864	$12,777